UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2010

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2010, The PMI Group, Inc. (the "Company") entered into Amendment Agreement No. 2 with the lenders under the Company’s existing Amended and Restated Revolving Credit Agreement. In addition to making certain clarifying changes, the amendment modifies the existing financial covenant requiring the Company to maintain an Adjusted Consolidated Net Worth (as defined in the credit facility, which is described further in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009) of no less than $500 million at any time, such that the covenant is now effective only at such times when the Company’s outstanding obligations under the credit facility exceed $50 million. As of April 16, 2010, the amount outstanding under the credit facility is $125 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

April 16, 2010	By:	/s/ Andrew D. Cameron

Name: Andrew D. Cameron
Title: Executive Vice President, General Counsel and Secretary